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                                                                    EXHIBIT 10.4


                                                        BASIC LEASE INFORMATION



Lease Date:         August 22, 1988

Landlord:  Issaquah #1 Limited Partnership, a Texas limited partnership

Address of Landlord:  300 120th Avenue N.E.
                      Building 1, Suite 120
                      Bellevue, Washington 98005


Tenant:   BAXTER HEALTHCARE CORPORATION, a Delaware corporation

Premises:             I-90 Lake Place
                      2005 N.W. Sammamish Road
                      Building B, Suite 107
                      Issaquah, Washington 98027



Paragraph 1

"Premises" approximately 44,199 square feet in Building B of approximately 55,225 square feet (computed from measurements to the exterior of outside walls of the building and to the center of interior walls), such premises being shown and outlined in red on the plan attached hereto as Exhibit A, and being part of the real property described in Exhibit B attached hereto.

Paragraph 1

Lease Term: Commencing on the "Commencement Date" as hereinafter defined and ending 60 months thereafter except that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date.

Paragraph 1

Scheduled Term Commencement Date:  April 1, 1989


Paragraph 2

Monthly Base Rent:                                                    $40,663.00





Paragraph 2B

Security Deposit:     $0.00

Paragraph 4A

Tenant's Initial Monthly Escrow Payment for Taxes and Other Charges:  $ 2,558.00

Paragraph 7

Tenant's Initial Monthly Common Area Maintenance Charge:              $ 1,326.00

Paragraph 13B

Tenant's Initial Monthly Insurance Escrow Payment:                    $   442.00


Tenant's Initial Monthly Payment Total:                               $42,431.00



The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.
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                                LEASE AGREEMENT


                                                Issaquah #1 Limited Partnership,
THIS LEASE AGREEMENT, made and entered into by and between a Texas limited partnership hereinafter referred to as "Landlord", and Baxter Healthcare
Corporation, a Delaware corporation               , hereinafter referred to as
"Tenant":


                                   WITNESSETH


1.   PREMISES AND TERM.

     A. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord those certain Premises as outlined in red on Exhibit "A" attached hereto (hereinafter referred to as the "Premises") and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises and together with the buildings and other improvements situated or to be situated upon land described in Exhibit "B" attached hereto.

     B. TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter declined, and ending thereafter as specified in the Basic Lease Information, attached hereto, (the "Lease Term"), provided, however, that, in the event the "Commencement Date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

     C. The "Commencement Date" shall be the Scheduled Term Commencement Date shown in the Basic Lease Information, attached hereto and incorporated herein by reference or the date upon which the Premises shall have been substantially completed in accordance with the plans and specifications described in Exhibit "C" and "C-1" excluding the installation of Tenant lab fixtures and equipment attached hereto and incorporated herein by reference, as evidenced by the Landlord's Architect's Certificate of Substantial Completion, whichever is earlier. If the premises shall not have been substantially completed as aforesaid by the Scheduled Term Commencement Date, Tenant's obligations to pay rent and its other obligations for payment under this Lease shall commence on the date the Premises are substantially completed as aforesaid, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. Landlord shall notify Tenant in writing as soon as Landlord deems the Premises to be substantially completed and ready for occupancy. In the event that the Premises have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord of its objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that the Premises are substantially completed and ready for occupancy. The taking of possession by Tenant shall be deemed conclusively to establish that the Premises have been substantially completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, specifying the Commencement Date and the rent commencement date, in recordable form. In the event of any dispute as to the substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. See additional provisions in Paragraphs 31, 32, and 33.

2.   BASE RENT AND SECURITY DEPOSIT.

     A. Tenant agrees to pay to Landlord Base Rent for the premises, in advance, without demand, deduction or set off, for the entire Lease Term hereof at the rate specified in the Basic Lease Information, payable in monthly installments. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated on the basis of a 30-day month.


     Tenant and Landlord hereby agree that in lieu of Tenant depositing $43,967.00 as security deposit with Landlord at the beginning of this Lease Agreement, Tenant will restore the premises to good condition, ordinary wear and tear excepted.

3. USE. The Premises shall be used only for the purpose of general office, receiving, storing, shipping, assembly, light manufacturing, and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives including but not limited to those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the Premises are situated or unreasonably interfere with their use of their respective Premises. In addition to any other remedies Landlord may have for a breach by Tenant of the terms of this Section 3, Landlord shall have the right to have Tenant evicted from the Premises. Without Landlord's prior written consent, Tenant shall not













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     receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. In the event Tenant's use of Premises shall result in an increase in insurance premiums, Tenant shall be solely responsible for said increase.

4.   TAXES AND OTHER CHARGES.
     A. Tenant agrees to pay upon presentation of appropriate tax bill its proportionate share of any and all real and personal property taxes, regular and special assessments, license fees and other charges of any kind and nature whatsoever, payable by Landlord as a result of any public or quasi-public authority, private party, or owner's association levy, assessment or imposition against, or arising out of Landlord's ownership of or interest in, the real estate described in Exhibit "B" attached hereto, together with the building and the grounds, parking areas, driveways, roads, and alleys around the building in which the Premises are located, or any part thereof (hereinafter collectively referred to as the "Charges"). Tenant's proportionate share of the Charges shall be computed by multiplying the Charges by a fraction, the numerator of which shall be the number of gross leasable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage or such other equitable apportionment as may be adopted.

     B. If Tenant should fail to pay any charges required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such or taxes, assessments, license fees and other charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable upon demand as additional rental plus interest at the rate of one percent (1%) over prime rate at the Seafirst Bank per annum from the date of payment by Landlord until repaid by Tenant.

     C. (1) If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings, then all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Charges" for the purposes hereof.

     (2) Tenant may, alone or along with Landlord and other tenants of the building containing the Premises, at its sole cost and expense, in its or their own name(s) dispute and contest any Charges by appropriate proceedings diligently conducted in good faith, but only after Tenant Landlord and all other tenants, if any, joining with Tenant in such contest have deposited with Landlord the amount so contested and unpaid or their proportionate shares thereof as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalities and other liabilities associated with the proceedings), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand Tenant's share (as among all Tenants who participated in the contest) of all court costs, interest, penalities and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from and against any cost, damage or expense (including attorney's fees) in connection with any such proceedings.

     (3) Any payment to be made pursuant to this Paragraph 4 with respect to the calendar year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full calendar year as that part of such calendar year covered by the Lease Term bears to a full calendar year.

     (D) Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

     5. TENANT'S MAINTENANCE.
     A. After reasonable notice from Landlord, Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repair and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado, or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 13(A) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage. Landlord shall repair and pay for damage caused by negligence of Landlord or Landlord's employees.

     B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or it employees, agents, licensees or invitees.

     C. Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. If Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of


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a common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible Tenant, shall pay the entire cost thereof, upon demand, as additional rent.

D. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contract or for servicing all heating and air conditioning systems and equipment within the Premises.

6. LANDLORD'S REPAIRS. After reasonable notice from Tenant, Landlord shall repair the roof, exterior walls, floors and foundations, (normal settling excepted). Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licensees or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall promptly give Landlord written notice of defect or need for repairs, after which Landlord shall have a reasonable opportunity and time to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

7. MONTHLY COMMON AREA MAINTENANCE CHARGE. Tenant agrees to pay as an additional charge each month for its proportionate share of the cost of operation and maintenance of the Common Area which shall be defined from time to time by Landlord. Common Area costs which may be incurred by Landlord at its discretion, shall include, but not limited to those costs incurred for lighting, water, sewage, trash removal, exterior painting, exterior window cleaning, sweeping, management, accounting, policing, inspecting, sewer lines, plumbing, paving, landscape maintenance, plant material replacement and other like charges, and Landlord's fees for supervision and administration of the items set forth in this paragraph, currently at 10%. Landlord shall maintain the Common Areas in reasonably good condition and repair. The proportionate share to be paid by Tenant of the cost of operation and maintenance of the Common Area shall be computed on the ratio that the gross leaseable square feet of the Premises bears to the total applicable gross leaseable square footage or such other equitable apportionment as may be adopted. Landlord shall make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable upon delivery of notice thereof. The initial Common Area Maintenance Charge, subject to adjustment as provided herein, shall be due and payable, as additional rent, at the same time and in the same manner as the time and manner of the payment of monthly rental as provided herein. The amount of the initial Common Maintenance Charge shall be as specified in the Basic Lease Information.

8. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) which cost in excess of $10,000.00 per project without the prior written consent of Landlord which shall not be reasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises, provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure of structural qualities of the buildings and other improvements situated on the Premises.

9. SIGNS. Tenant shall not install signs upon the Premises without Landlord's prior written approval, and any such signage shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal.

10. INSPECTION.

A. Landlord and Landlord's agents and representatives shall have the right provided Landlord shall give Tenant prior notice and shall be accompanied by employee of Tenant to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six
(6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available.

B. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. It shall be the responsibility of Tenant, prior to vacating the Premises, to clean and repair the Premises and restore them to the condition in which they were in upon delivery of the Premises to Tenant at the Commencement Date, reasonable wear and tear excepted. Cleaning, repair and restoration shall include, but not be limited to, removal of all trash, cleaning of walls, where necessary, of carpet and flooring broom clean, replacement of light bulbs and tubes, cleaning and wiping down of all fixtures, maintenance and repair of all heating and air conditioning systems, and all similar work, which shall be done at the latest practical date prior to vacation of the Premises.

11. UTILITIES. Landlord agrees to provide at its cost water, electricity and gas service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the



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     like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless such interruption results from Landlord's intentional wrongful act and Landlord's negligence in its efforts to restore.

12.  ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right, voluntarily or involuntarily, to assign, convey, transfer, mortgage or sublet the whole or any part of the Premises under this Lease without the prior written consent of Landlord which shall not be unreasonably withheld. In the event Tenant applies to Landlord for consent to assign, convey, transfer or sublet the Premises, Landlord may condition such consent upon the right to receive one-half of the profit, if any, which Tenant may realize on account of such assignment, conveyance, transfer or sublease of the Premises. For purposes of this paragraph, "profit" shall mean any sum which the assignee, sublessee or transferree is required to pay, or which is credited to Tenant as rent in excess of the Rents required to be paid by Tenant to Landlord under this Lease. Landlord also reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Tenant within twenty (20) days after receipt of Tenant's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Tenant's request hereunder. In the event that Landlord shall not elect to recapture and shall thereafter give its consent, Tenant shall pay Landlord a reasonable fee, not to exceed $200.00 to reimburse Landlord for processing costs incurred in connection with such consent.

     B. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, transfer or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

13.  INSURANCE, FIRE AND CASUALTY DAMAGE.

     A. Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended coverage, Vandalism and Malicious Mischief, extended by Special Extended coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraph 13, C,D,E below, such insurance shall be for the sole benefit of Landlord and under its sole control. In the event the insurance policy shall contain a deductible, Tenant shall be liable for and pay any deductible withheld from insurance proceeds of payable under the terms of the insurance policy in the event of a claim or insured loss thereunder.

     B. Tenant agrees to pay its proportionate share of Landlord's cost of carrying fire and extended coverage insurance ("Insurance") on the building. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to one-twelfth of its proportionate share of the Insurance on the buildings and grounds which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited by him with Landlord under this paragraph to pay the cost of such Insurance. Each Insurance Escrow payment shall be due and payable, as additional rent, at the same time and manner of the payment of the monthly rental as provided herein. The initial share of the estimated Insurance for the year in question, and the monthly Insurance Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate monthly escrow of Tenant's estimated proportionate share of this Insurance. The Insurance Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Insurance Escrow Payments are less than Tenant's actual pro rata share of the Insurance, Tenant shall pay to Landlord upon demand the difference; if the total Insurance Escrow Payments of Tenant are more than Tenant's actual pro rata share of the Insurance, Landlord shall promptly refund the balance of such excess to Tenant after first crediting the excess to the next monthly payment by Tenant for its proportionate share of Taxes and Insurance. Tenant's cost of insurance shall be computed by multiplying the cost of Insurance by a fraction, the numerator of which shall be the number of gross leaseable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage. The amount of the initial monthly Insurance Escrow Payment will be as specified in the Basic Lease Information.

     C. If the building, of which the Premises are a part, should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give prompt written notice thereof to Landlord.

     D. If the building, of which the Premises are a part, should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date of damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Landlord shall give notice to Tenant in writing of its determination to terminate this Lease within ninety (90) days following the date of the occurrence of such damage.

     E. If the building, of which the Premises are a part, should be damaged by any peril covered by the Insurance to be provided by Landlord under subparagraph 13(A) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions and other improvements which may have been placed in, or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred (200) days after the date

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     of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the Insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     G. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of Insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the Insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its Insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

14. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees or visitors, or of any other person entering upon the Premises, or caused by the building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's employees, agents, servants, guests, invitees, and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of Insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death) and in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible Insurance companies authorized to do business in the State of Washington satisfactory to Landlord. Certificates of Insurance shall be delivered to Landlord prior to the commencement date of this Lease. Not less that fifteen (15) days prior to the expiration date of such policies, Certificates of Insurance certified copies of the renewals thereof shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

15.  CONDEMNATION.

     A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchases in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

     B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. In the event of any such taking or private purchase on lieu thereof, Landlord shall be entitled to receive the entire award. Tenant shall be entitled to make a claim in any condemnation proceedings which does not reduce the amount of Landlord's award, for the value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant.

16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Base Rent in effect on the termination date, plus all additional rental as defined herein, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent to Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

17. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good fee or leasehold title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

18. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

     A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date such payment was due.

     B. Tenant shall become insolvent, or shall make transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     C. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

     D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     E.  Tenant shall desert of the Premises.

     F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

19. REMEDIES. Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

     A. Landlord may accelerate all rent payments due hereunder which shall then become immediately due and payable.

     B. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

     C. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet or in the event of reletting for refusal or failure to collect any rent due upon such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

     D. Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the negligence of Landlord.

     E. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorney's fees. Damage shall include, without limitation; all rentals lost, all legal expenses and other related costs incurred by Landlord following Tenant's default, all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions and the value of Landlord's time) incurred by Landlord, plus interest thereon from the date of expenditure until fully repaid at the rate of eighteen percent (18%) per annum.

     F. In the event Tenant fails to pay any installment of rent, additional rent or other charges hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     G. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Lease Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

20. LANDLORD'S LIEN. Landlord shall have all rights of Landlord's Lien in accordance with the State of Washington Statutes.

21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

22. LANDLORD'S DEFAULT. In the event Landlord should become in default in any payment due on any such mortgage described in Paragraph 21 hereof or in the payment of taxes or any other item which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this Lease. Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 22 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

23. MECHANICS LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received. Certified or Registered Mail, addressed to the parties hereto at the respective addressed out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

     LANDLORD:                          TENANT:
     ISSAQUAH #1 LIMITED PARTNERSHIP    BAXTER HEALTHCARE CORPORATION
     300 120th Avenue N.E.              One Baxter Parkway
     Building 1, Suite 120              Deerfield, Illinois 60015
     Bellevue, Washington 98005         Attn: Director, Corporate Real Estate

     If and when include within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord: if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

25.  MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     C. The captions inserted in this Lease are for the convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

     E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amount shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

     G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     H. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior Lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     I. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

26. LIABILITY OF LANDLORD. Tenant agrees that no trustee, officer, employee, agent or individual partner of Landlord, or its constituent entitles, shall be personally liable for any obligation of Landlord hereunder, and that Tenant must look solely to the interests of Landlord, or its constituent entities in the subject real estate, for the enforcement of any claims against Landlord arising hereunder.

27. ADDITIONAL PROVISIONS. Addendum and additional paragraphs attached hereto and made a part hereof.



     LANDLORD:                               TENANT:

     ISSAQUAH #1 LIMITED PARTNERSHIP         BAXTER HEALTHCARE CORPORATION
     a Texas limited partnership             a Delaware corporation


     By: /s/ [SIG]                           By: /s/ [SIG]               [J8/30]
         --------------------------------        -------------------------------
                                             Title: Vice President
                                                    ----------------------------

STATE OF ILLINOIS             )
                              ) SS.
County of Lake                )


     BE IT REMEMBERED, That on this 30th day of August, 1988, before me, the undersigned a Notary Public in and for said County and State, personally appeared the within named A.F. Stanbitz known to me to be Vice President who executed the within instrument and acknowledged to me that he executed the same freely and voluntarily.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                         [MARILYN L. TALLMAN]
                                         --------------------------------------
                                         Notary Public for State of Illinois
                                         My commission expires October 30, 1988



STATE OF WA                   )
                              ) SS.
County of King                )


     BE IT REMEMBERED, That on this 24th day of Oct, 1988, before me, the undersigned a Notary Public in and for said County and State, personally appeared the within named Curtis Feeny known to me to be general partner who executed the within instrument and acknowledged to me that he executed the same freely and voluntarily.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                         [SIG ILLEGIBLE]
                                         --------------------------------------
                                         Notary Public for State of WA
                                         My commission expires 7/90

ADDENDUM TO LEASE AGREEMENT:

                         ISSAQUAH #1 LIMITED PARTNERSHIP
                           a Texas limited partnership

                                       and

                          BAXTER HEALTHCARE CORPORATION
                             a Delaware corporation



Additional Paragraph 28, Landlord's Consent. Whenever a clause of this lease requires Landlord's consent or approval, the Landlord expressly covenants and agrees not to withhold or delay his consent unreasonably.



Additional Paragraph 29, Options to Renew. Provided Tenant is not, and has not been, in default of any of its obligations under this Lease, it shall have three
(3) options to renew this Lease for the Premises in "as-is" condition for a term of five (5) years each on the same terms and conditions as set forth in this Lease except that the monthly base rent during the first option period will be $48,796.00. The monthly base rent for the second and third option periods shall be at current market rent, as determined by Landlord. In no event will the monthly rental be less than the rental for the last month of the previous term.

To exercise the first option period, Tenant shall give Landlord written notice to exercise its option at least 180 days prior to the expiration of the current lease term.

To exercise the second and third option terms, Tenant shall give Landlord written notice to exercise its options at least 180 days prior to the expiration of the then current lease term. Within 15 days after Tenant exercises its option to renew, Landlord will provide Tenant with the current market rent for the first five years of the renewal term. Tenant shall have 45 days from notification by Landlord of renewal rent to accept Landlord's market rent. If Tenant does not accept Landlord's rental figure within the 45 day period, this option shall be null and void. Landlord shall have no further obligation to Tenant and Landlord may enter into leases with a third party.

Notwithstanding anything to the contrary herein contained, Tenant's right to extend the term by exercise of any of the foregoing options shall be conditioned upon the following: (i) at the time of the exercise of the option, and at the time of the commencement of any such extended term, Tenant shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee, the option to extend being applicable hereunder only with respect to so much of the Premises as is actually occupied by Tenant, and (ii) the notice of exercise shall constitute a representation by Tenant to Landlord effective as of the date of the exercise and as of the date of commencement of the extended term, that Tenant does not intend to seek to assign the Lease in whole or in part, or sublet all or any portion of the Premises, the election to extend the term being for purposes of utilizing the Premises for Tenant's purposes in the conduct of Tenant's business therein.

Additional Paragraph 30. Option to Expand/First Right of Refusal. For a period of twelve (12) months after the Commencement Date of this Lease, Landlord hereby reserves for expansion by Tenant the approximate 4,000 square feet adjacent to the Premises and outlined in green on Exhibit C attached.

If Tenant has not exercised its option to expand, then after the initial twelve month period of the Lease, Tenant shall have a first right of refusal for the approximate 4,000 square feet adjacent to the Premises and outlined in green on Exhibit C attached. Upon notification of Landlord to Tenant, verbally or in writing, Tenant shall have five (5) working days to notify Landlord of Tenant's desire to exercise Tenant's right of first refusal, on the same terms and conditions as the offer to lease that Landlord has received. In the event Tenant fails to give Landlord notice of Tenant's election to lease the adjoining space within the time period, Tenant shall have no further right, title or interest in the adjacent space and the right of first refusal shall terminate. If on the other hand Tenant exercises its right of first refusal in the manner provided above, Tenant shall immediately deliver to Landlord payment for the first month's rent and security deposit for the adjacent space (in the same manner as provided for in this Lease), and the lease of the adjacent property shall be consummated without delay, in accordance with the terms set forth in the lease offer.

Additional Paragraph 31. Holdover Rent February and March, 1989. Landlord shall pay to Tenant an amount equal to the Holdover Rent, if any, which exceeds Tenants current rent, as of January 1, 1989, for their current location by 110%, for the months of February and March, 1989. That is, the Tenant will pay up to 110% of their current rental amount, as of January 1, 1989, for the months of February and March 1989 and Landlord will pay the Holdover Rent above that amount. The Holdover Rent shall be verified by delivery, by Tenant to Landlord, of the holdover lease agreement. All holdover provisions negotiated by Tenant with its current landlord are subject to Landlord's (Issaquah #1) approval.

Additional Paragraph 32. Additional Provisions for Paragraph 1C. Date of Delivery of Premises. Landlord shall use all reasonable efforts to have the Premises completed and ready for occupancy on or before April 1, 1989.

In the event that the Premises are not Substantially Completed by April 1, 1989, as defined in Paragraph IC of the Lease, the Landlord shall pay to Tenant an amount equal to the Holdover Rent. The "Holdover Rent" is defined as the difference between the normal monthly rent that Tenant is currently paying as of January 1, 1989 and the rent Tenant is paying as of April 1, 1989. The Holdover Rent shall be verified by delivery, by Tenant to Landlord, of the holdover lease agreement. All holdover provisions negotiated by Tenant with its current landlord are subject to Landlord's (Issaquah #1) approval.

For every month after April 1989 that the Premises are not Substantially Complete as defined in Paragraph 1C, Landlord shall pay to Tenant the Holdover Rent as described in the above paragraph. The first day of every month or the date required for rent payment in the holdover agreement, whichever is later, shall be the reference date for the month when determining Substantial Completion.

If Landlord has not Substantially Completed the Premises by September 1, 1989, then Tenant shall have the right to cancel this Lease by written notice to Landlord delivered on September 1, 1989. Such cancellation right shall continue for a period of five (5) working days, then such termination option shall be null and void. Neither party shall have any further liability to the other party upon termination.

Notwithstanding anything to the contrary contained in the Lease, the Landlord shall have no liability to the Tenant hereunder if prevented from achieving the aforementioned deadlines by reason of (a) any strike, lock-out or other labor troubles, (b) interruption or availability of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency, (e) accident, flood, fire or other casualty (f) adverse weather condition, (g) other acts of God, (h) inability to obtain a building permit or a certificate of occupancy, or (i) other cause similar or dissimilar to any of the foregoing and beyond the Landlord's reasonable control. In such event, (a) the Commencement Date shall be postponed for a period equaling the length of such delay, (b) the Termination Date shall be determined pursuant to the provisions of Paragraph 1 by reference to the Commencement Date as so postponed, (c) The April 1, 1989 and September 1, 1989 deadline dates detailed above shall be postponed for a period equaling the length of such delay.

Tenant's obligation to commence the payment set forth in the Lease shall not be affected or deferred and Landlord shall have no liability to the Tenant hereunder if Landlord shall be delayed in Substantially Completing the Premises as a result of any one or more of the following:

        (i) Tenant's alterations or additions to Exhibit C and/or Exhibit C-1;

        (ii) Tenant having not approved the working drawing plans by September 30, 1988;

        (iii) Such other acts or omissions by Tenant, or Tenant's agents that delay completion of the Tenant Improvements.

For each day that Landlord is delayed in Substantially Completing the Premises due to i) through iii) above, the April 1, 1989 and September 1, 1989 deadline dates shall be delayed by the same number of days, and the Commencement date shall be moved forward by the same number of days.

Additional Paragraph 33. Direct Cost Reimbursement. Landlord agrees to reimburse Tenant for Tenant's direct costs resulting from Landlord's failure to have the Premises Substantially Complete by April 1, 1989 but not to exceed the sum of One Thousand Dollars ($1,000.00).

                               AMENDMENT TO LEASE


THIS AMENDMENT TO LEASE is made this 21st day of August, 1990, by and between Issaquah #1 Limited Partnership, a Texas limited partnership (the "Landlord") and Baxter Healthcare Corporation, a Delaware corporation (the "Tenant").

          WHEREAS, Landlord and Tenant entered into a Lease Agreement dated August 22, 1988 (the "Lease"), for Suite 107 located in Building B, I-90 Lake Place (The "Premises"), as more fully described in the Lease; and

          WHEREAS, Tenant desires to lease an additional 3,626 square feet of space adjacent to the Premises; and Landlord and Tenant desire to modify the Lease accordingly;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

          1. The Lease is hereby amended to reflect that effective October 1, 1990, the Premises shall be increased to approximately 47,825 square feet as outlined in red on Exhibit A-1 attached hereto, which shall replace and supersede Exhibit A to the Lease.

          2. Effective October 1, 1990, the monthly rent as provided for in Paragraph 2 of the Lease shall be increased to Forty Three Thousand Nine Hundred Ninety Nine and no/100 Dollars ($43,999.00).

          3. Landlord shall at its sole cost and expense perform tenant improvements upon the Premises within an allowance of $54,390.00 including permits, fees and Washington State Sales Tax.

          4. In the event any payment due from Tenant to Landlord is made by a party other than Tenant, such payment shall be deemed to have been made by and for the account of Tenant, and the party making such payment shall have no rights under this Lease.

          5. No trustee, officer, employee, agent, or individual partner of Landlord, or its constituent entities, shall be personally liable for any obligation of Landlord hereunder, and Tenant must look solely to the interests of Landlord, or its constituent entitles in the subject real estate, for the enforcement of any claims against Landlord arising hereunder.

          6. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this Amendment to Lease.

          7. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.


LANDLORD:                               TENANT:

Issaquah #1 Limited Partnership         Baxter Healthcare Corporation,
a Texas limited partnership             a Delaware corporation

   By:  Crow-Seattle #1, Inc., a
        Texas corporation
        its General Partner


        By:  /s/  CURTIS FEENY          By:  /s/  [SIG]
           -----------------------         ---------------------------
           Curtis Feeny, President         Its: Director Corporate Real
                                           Estate

STATE OF ILLINOIS       )
                        ) SS.
COUNTY OF LAKE          )

          BE IT REMEMBERED, That on this 3rd day of October, 1990, before me, the undersigned a Notary Public in and for said County and State, personally appeared the within named [ILLEGIBLE] known to me to be Director of Corporate Real Estate who executed the within Instrument and acknowledged to me that he executed the same freely and voluntarily.

                              IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                              /s/ RACHEL G. HINSHELWOOD
                              -------------------------------------------------
[OFFICIAL SEAL]
                              Notary Public for the State of Illinois

                              My commission expires 4/15/91


STATE OF WASHINGTON     )
                        ) SS.
COUNTY OF KING          )


          On this 18th day of October, 1990, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Curtis Feeny, to me known to be the person who signed as President of Crow-Seattle #1, Inc., General Partner of Issaquah #1 Limited Partnership, the Partnership that executed the within and foregoing Instrument, and acknowledged said Instrument to be the free and voluntary act and deed of Crow-Seattle #1, Inc. for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute the said Instrument on behalf on said Crow-Seattle #1, Inc. and that the corporation was authorized to execute said Instrument on behalf of Issaquah #1 Limited Partnership.

          IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                        /s/ [SIG]
                                        --------------------------------------
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at [ILLEGIBLE]
                                        My appointment Expires 4/26/92.

                                                         BASIC LEASE INFORMATION


               Lease Date:              August 22, 1988

               Landlord:  Issaquah #1 Limited Partnership, a Texas limited partnership

               Address of Landlord:     300 120th Avenue N.E.
                                        Building 1
                                        Suite 120
                                        Bellevue, Washington  98005

               Tenant:  BAXTER HEALTHCARE CORPORATION, a Delaware Corporation

               Premises:                I-90 Lake Place
                                        2005 N.W. Sammamish Road
                                        Building B, Suite 107
                                        Issaquah, Washington  98027

PARAGRAPH 1    "Premises" approximately 43,133 square feet in Building B of approximately 54,600 square feet (computed from measurements to the exterior of outside walls of the building and to the center of interior walls), such premises being shown and outlined in red on the plan attached hereto as Exhibit A, and being part of the real property described in Exhibit B attached hereto.

PARAGRAPH 1    Lease Term: Commencing on the "Commencement Date" as hereinafter defined and ending 60 months thereafter except that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date.

PARAGRAPH 1    Scheduled Term Commencement Date:                  April 1, 1989*
               * Revised to Sept 1st, 1989 per Nov 16th
               letter. ______                                          6/28/90

PARAGRAPH 2    Monthly Base Rent:                                   $39,683.00

PARAGRAPH 2B   Security Deposit:      $0.00

               Tenant's Initial Monthly Escrow Payment for Taxes and Other Charges:

PARAGRAPH 7    Tenant's Initial Monthly Common Area Maintenance
               Charge:                                              $1,294.00

PARAGRAPH 13B  Tenant's Initial Monthly Insurance Escrow Payment:     $432.00

               Tenant's Initial Monthly Payment Total:              41,409.00

               The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

                            THIRD AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made this 21st day of March 1994, by and between Department of Natural Resources, Successor in Interest to Issaquah #1 Limited Partnership, a Texas Limited Partnership, Successor in Interest to Crow-Seattle #1, a Texas corporation, (the "Landlord") and Baxter Diagnostics, Inc., a Delaware Corporation (the "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated August 22, 1988, as amended August 13, 1990 and August 21, 1990 (the "Lease"), for Suite 107 located in Building B, 2005 NW Sammamish Road (the "Premises"), as more fully described in the Lease; and

     WHEREAS, Tenant desires to reduce the square footage of the Premises; and

     WHEREAS, the current term of the Lease expires August 31, 1994, and Landlord and Tenant desire to extend the term of the Lease, and to modify the Lease accordingly;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:


     1. The term of the Lease is hereby extended for a period of sixty (60) months commencing September 1, 1994, and terminating August 31, 1999.

     2. Effective September 1, 1994, the Premises shall be reduced from approximately 47,825 square feet to approximately 35,935 square feet as outlined in red on Exhibit A-2 attached hereto, which shall replace and supersede
Exhibit A-1 to the Lease provided, however, that an acceptable lease has been fully executed between Landlord and Bartels Prognostics, Inc., ("Prognostics") prior to August 31, 1994. The Premises shall include approximately 572 square feet of common area corridor and restrooms as shown on Exhibit A-2.

     3. Effective September 1, 1994, the Monthly Rate Rent as provided for in Paragraph 2 of the Lease shall be reduced to Third-two Thousand One Hundred Ninety One and 99/100 Dollars ($32,191.77), which is the equivalent of $10.75 per square foot per year, triple net. Effective September 1,1997, the Monthly Base Rent as provided for in Paragraph 2 of the Lease shall be Thirty-three Thousand Six Hundred Eighty Nine and 06/100 Dollars ($33,689.06), which is the equivalent of $11.25 per square foot per year, triple net.

     4. If a lease between Prognostics and Landlord is not consummated prior to August 31, 1994, or if a lease with Prognostics is consummated prior to August 31, 1994 but terminates for any reason during the term of this Lease extended hereunder and Prognostics vacates the Premises ("Prognostics Termination"), then effective August 31, 1994 or upon termination of the Prognostics Lease Tenant hereby agrees that the Premises shall be increased to approximately 39,043 square feet as outlined on Exhibit A-3 attached hereto which shall replace and supersede Exhibit A-2 previously referenced herein. The Premises shall include approximately 563 square feet of common area corridor and restrooms as shown on Exhibit A-3.

     5. If the Premises are increased pursuant to conditions described in Paragraph 4 above, then the Monthly Base Rent as provided for in Paragraph 2 of the Lease shall be increased based upon the equivalent Monthly Base Rent per square foot per year, triple net as set forth in Paragraph 3 above.

     6. Tenant agrees to extend the term as referenced above and accept the Premises in as-is condition. If a lease with Prognostics is not consummated prior to August 31, 1994, or if a lease with Prognostics is consummated prior to August 31, 1994 but that Prognostics lease terminates for any reason thereafter, Landlord shall have the right to perform certain tenant improvements, at Landlord's expense and at Landlord's sole discretion as required to separate the Premises from "Northwing Space" and "Eastwing Space" as outlined on Exhibit A-3 and said work shall interfere with Tenant's operations as little as possible.

          Separating the space may include but is not limited to constructing tenant demising walls, modifying electrical and HVAC systems to provide separate service as is determined by Landlord to be reasonably feasible. Landlord and Tenant agree to use best efforts to facilitate the separation of the Northwing and Eastwing from the Premises in a timely and efficient manner.

     7. If Prognostics leases space then Tenant shall allow Prognostics free and unrestricted access to the following common areas:

          1.  Second Floor Restrooms    4.  Central Staircase
          2.  Hallways & Corridors      5.  First Floor Main
                on Second Floor               Building Entry
          3.  Elevator                  6.  First Floor Restrooms and Common
                                              Corridors located at North Wing

Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities or damages (including attorneys fees and costs) relating to Prognostics use of these areas, unless caused by Landlord's gross negligence or willful misconduct.

     8. Paragraph 5D of the Lease shall be deleted and replaced with the following:

          Landlord shall enter into a regularly scheduled normal preventative maintenance agreement/service contract with a mutually agreeable maintenance contractor ("Service Contractor") for the servicing of all heating, air-conditioning and exhaust systems and equipment (including but not limited to the hydronic heat pump system, roof top gas pack HVAC units, gas fired space heaters and equipment and other exhaust fans: collectively referred to as "Building Air Systems") serving the Premises, the Northwing Space and the Eastwing Space. Tenant shall be responsible for (a) its Proportionate Share or directly attributable costs of such Service Agreement as reasonably determined by Landlord and (b) its Proportionate Share or directly attributable costs of repairs, replacements or other services related to the Building Air Systems as reasonably determined by Landlord, which costs shall be included in the monthly Common Area Maintenance Charge per Paragraph 7 of the Lease.

     9. Paragraph 7 of the Lease "Monthly Common Area Maintenance Charge" shall be amended to include the following:

          Tenant agrees to pay its proportionate share of the cost of maintaining the corridor and restroom common area located between the Premises and Northwing space ("Common Area North"), as shown on Exhibit A-2. Such costs shall include but are not limited to janitorial service, and restroom supplies, repairs, light replacement and those costs required to maintain the Common Area North in reasonably good condition and repair.

     10. Paragraph 11 of the Lease, "Utilities" shall be amended to add the following:

          For the purposes of this Lease Agreement, electricity and/or gas service shall be jointly metered with the Northwing (except for approximately 2,500 square feet located at the northend of the Northwing Space which is currently separately metered for gas and electricity) and Eastwing spaces.

     11. Landlord represents and warrants to the Tenant the following, which will survive termination of the lease:

(a) To the best of Landlord's actual knowledge, which knowledge is limited to the report dated September 11, 1990 prepared by Dames & Moore, Inc., the property is in compliance with all applicable Environmental Laws. "Environmental Laws" means any federal, state or local law, rule, regulation or ordinance relating to environmental, health or safety matters.

(b) To the best of Landlord's actual knowledge, which knowledge is limited to the knowledge of Rod Rennie, Project Manager, of State of Washington Department of Natural Resources, subsequent to the Dames & Moore, Inc., report dated September 11, 1990, Landlord has received no notice of any litigation, investigation or proceeding pending or threatened against Landlord or the property regarding the presence or Release of Hazardous Materials at the property. "Hazardous Materials" means any substance or waste governed by any Environmental Law.

(c) To the best of Landlord's actual knowledge, which knowledge is limited to the report dated September 11, 1990 prepared by Dames & Moore, Inc., the property does not contain: any underground storage tanks or surface impoundments; any asbestos or asbestos-containing material; any polychlorinated biphenyls (PCBs); or Release or threatened Release of any Hazardous Materials, nor are any Hazardous Wastes generated. Landlord will remove and/or encapsulate any asbestos, at Landlord's expense, in the leased property if required to do so by any federal, state, or local laws or regulations.

(d) To the best of Landlord's actual knowledge, which knowledge is limited to the knowledge of Rod Rennie, Project manager, subsequent to the Dames & Moore, Inc., report dated September 11, 1990, the property is in compliance with all applicable environmental laws.

(e) If there is a Release of Hazardous Materials at the property that is caused by landlord, Landlord will cleanup the Release in compliance with all applicable Environmental laws. If there is a Release of Hazardous Materials at the property that is not caused or permitted by Tenant, Landlord will indemnify Tenant for any cleanup, litigation or penalties incurred.

(f) If Landlord breaches any environmental provision in this agreement which interferes with Tenant's use of the property, Tenant may terminate this Lease unless Landlord remedies the condition within a reasonable time.

Tenant represents and warrants to the Landlord the following, which will survive termination of this lease:

(a) If there is a Release of Hazardous Materials at the property caused or permitted by Tenant, Tenant will clean up the Release in compliance with all applicable Environmental Law.

(b) Tenant will use the leased property in compliance with all applicable Environmental Laws.

      12. Additional Paragraphs 29, 30, 31, 32, and 33 of the original Lease dated August 22, 1988, shall be of no further force or effect.

      13. In the event any payment due from Tenant to Landlord is made by a party other than Tenant, such payment shall be deemed to have been made by and for the account of Tenant, and the party making such payment shall have no rights under this Lease.

      14. No trustee, officer, employee, agent, or individual partner of Landlord, or its constituent entities, shall be personally liable for any obligation of Landlord hereunder, and Tenant must look solely to the interests of Landlord, or its constituent entities in the subject real estate, for the enforcement of any claims against Landlord arising hereunder.

      15. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this Amendment to Lease.

      16. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:                               TENANT:

State of Washington Department of       Baxter Diagnostics, Inc.,
Natural Resources, Successor in         a Delaware Corporation
Interest to Crow Seattle #1 Limited
Partnership, a Texas Limited
Partnership, Successor in Interest
to Crow Seattle #1, A Texas
corporation


By: /s/  RICK CASPER                    By: /s/ [SIG]
   -------------------------------         -----------------------------------

Its: Real Estate Division Manager       Its: Vice President


Approved as to form only this 3rd
day of May, 1994, by the Washington
State Attorney General's Office,
Jim Schwartz, Assistant Attorney
General.

STATE OF ILLINOIS        )
                         ) SS.
County of Lake           )

          BE IT REMEMBERED, That on this 14th day of April, 1994, before me, the undersigned a Notary Public in and for said County and State, personally appeared the within named [SIG] known to me to be Vice President who executed the within Instrument and acknowledged to me that he executed the same freely and voluntarily.

                              IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                               /s/ RACHEL G. HINSHELWOOD
                              -----------------------------------------------
[OFFICIAL SEAL]
                              Notary Public for the State of Illinois

                              My commission expires 4/15/95



STATE OF WASHINGTON      )
                         ) SS.
County of THURSTON       )


          On this 6th day of May, 1994, before me, the undersigned a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Rick Cooper, to me known to be the person who signed as Agent of the Department of Natural Resources that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of the Department of Natural Resources for the uses and purposes therein mentioned; and on oath stated that ______ was authorized to execute the said instrument on behalf of said Department of Natural Resources.

          IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                        /s/ STEVEN R. CARLSON
                                        ---------------------------------------
[NOTARY SEAL]                           NOTARY PUBLIC in and for the State of
                                        Washington, residing at Olympia
                                        My appointment Expires 9/30/95

                                     [MAP]

                                   EXHIBIT A

                                   EXHIBIT B

                               LEGAL DESCRIPTION

PARCEL A:

THAT PORTION OF THE NORTH HALF OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF
SECTION 20, TOWNSHIP 24 NORTH, RANGE 6 EAST, W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID SUBDIVISION; THENCE SOUTH 89 DEGREES 41'43" WEST ALONG THE NORTH LINE OF SAID SUBDIVISION SAID NORTH LINE ALSO BEING THE CENTERLINE OF SOUTHEAST 56TH STREET, A DISTANCE OF 2451.66 FEET; THENCE SOUTH 0 DEGREES 18'17" EAST 20.00 FEET TO A POINT ON SOUTH MARGIN OF SAID SOUTHEAST 56TH STREET AND TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 0 DEGREES 16'17" EAST 182.15 FEET TO A POINT ON THE NORTHEASTERLY MARGIN OF PRIMARY STATE HIGHWAY NO. 2; THENCE SOUTH 59 DEGREES 25'17" EAST ALONG SAID NORTHEASTERLY MARGIN, A DISTANCE OF 157.13 FEET; THENCE NORTH 0 DEGREES 18'17" WEST 263.80 FEET TO A POINT ON SOUTH MARGIN OF SAID SOUTHEAST 56TH STREET; THENCE SOUTH 89 DEGREES 41'43" WEST ALONG SAID SOUTH MARGIN, A DISTANCE OF
134.85 FEET, MORE OR LESS, TO THE TRUE POINT OF BEGINNING; EXCEPT THAT PORTION THEREOF, IF ANY, LYING WITHIN THE WEST 250 FEET OF SAID SOUTHEAST QUARTER, AS CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED UNDER RECORDING NUMBER 4132499, IN KING COUNTY, WASHINGTON.

PARCEL B:

LOT A OF CITY OF ISSAQUAH SHORT PLAT NO. 83-01, ACCORDING TO THE SHORT PLAT SURVEY RECORDED UNDER RECORDING NUMBER 8308220868, IN KING COUNTY, WASHINGTON.

                                  [FLOOR PLAN]




                                  EXHIBIT A-1





                           I-90 LAKE PLACE BUILDING D

                                  [FLOOR PLAN]




                                  EXHIBIT A-2

                                  [FLOOR PLAN]




                                  EXHIBIT A-2

                                  [FLOOR PLAN]




                                  EXHIBIT A-3

                          [FLOOR PLAN FOR EXHIBIT A-3]